EXHIBIT 8

FONAR, LLC

CLASS B MEMBERSHIP INTEREST UNITS

SUBSCRIPTION AGREEMENT

THE CLASS B MEMBERSHIP INTEREST UNITS OF FONAR, LLC (THE “CLASS B UNITS”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE CLASS B UNITS DESCRIBED HEREIN.

THE PURCHASE OF THE CLASS B UNITS INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

FONAR, LLC

265 Spagnoli Road

Melville, New York 11747

Ladies and Gentlemen:

The undersigned has been advised that FONAR, LLC, a limited liability company organized under the laws of Delaware (the “Company”), is offering an aggregate of 2,268,422 Class B Membership Interest Units of the Company (each, a “Class B Unit”) in a private placement offering (the “Offering”) intended to comply with Rule 506(b) of Regulation D (“Reg. D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) and exemptions from registration under various state “blue sky” securities laws.

The Company has further advised the undersigned that the Offering is being made without registration of the Class B Units under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction.

It is understood that Class B Units are to be issued and sold in connection with the Company’s proposed acquisition (indirectly through its wholly-owned subsidiary FONAR Acquisition Sub, Inc.), a Delaware corporation (the “Merger Sub”)) of FONAR Corporation, a Delaware corporation (“Pubco”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger (the “Merger Agreement”), to be entered into by and among Pubco, the Company, and Merger Sub (such acquisition and the merger referred to in the Merger Agreement, the “Merger Transaction”). Upon completion of the Merger Transaction, (a) Pubco will be a wholly-owned subsidiary of the Company, (b) the business of the Company shall be that of owning and managing Pubco, (c) Pubco will cease to be an SEC-reporting company with publicly traded securities, and (d) the net income generated from the operations of Pubco will be up-streamed to the Company and the Company will utilize any such up-streamed funds to meet its debt obligations, with any remaining funds (after the establishment of appropriate reserves determined by, and in the sole discretion, of the manager of the Company) becoming available for distribution to the holders of the Class B Units, including the Subject Units acquired by the undersigned pursuant to this Subscription Agreement. A copy of the form of the proposed Merger Agreement is attached as Attachment A to this Class B Membership Interest Subscription Agreement (this “Subscription Agreement”).

The Class B Units grant their holders specified rights to voting, the allocation of profits and losses, and receipt of distributions, along with other rights and obligations as set forth in the Limited Liability Company Agreement of the Company (the “LLC Agreement”), the form of which is attached as Attachment B to this Subscription Agreement and to which the undersigned shall become a party in connection with the sale and issuance of Class B Units to the undersigned. Capitalized terms used but not otherwise defined in this Subscription Agreement shall have the meanings as set forth in the LLC Agreement.

Accordingly, the undersigned hereby agrees as follows:

1.       Subscription. Subject to the terms and conditions of this Subscription Agreement, including Section 2 which grants the Company to accept the Subscription in whole or part and sell and issue to the undersigned only the Subject Units (as defined in Section 2), the undersigned hereby subscribes to purchase (the “Subscription”) and, on the date of the Closing referred to in Section 3 hereof, the undersigned shall purchase, from the Company, and the Company shall sell and issue to the undersigned, that the number of Class B Units set forth on the Signature Page to this Agreement, at a purchase price of $19.00 per Class B Unit (the “Per Unit Purchase Price”). The Per Unit Purchase Price is intended to match the merger consideration to be paid on each share of Common Stock of Pubco in the Merger Transaction.

2.       Acceptance of Subscription and Issuance of Class B Units. It is understood and agreed that the Company shall have the sole right, in its complete discretion, to accept or reject the Subscription, in whole or in part, for any reason and that the Subscription shall be deemed to be accepted by the Company only when this Agreement is signed by a duly authorized officer of the Company and delivered to the undersigned in connection with the Closing referred to in Section 3 hereof. In the Offering, subscriptions, including the undersigned’s Subscription, need not be accepted in the order received by the Company, and the Class B Units subject to the Offering may be allocated among the subscribers, including the undesigned, in such prorations as the Company may determine. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Class B Units to any person who is a resident of a jurisdiction in which the issuance of Class B Units to such person would constitute a violation of the securities, “blue sky,” or other similar laws of such jurisdiction (collectively, the “State Securities Laws”). The number of Class B Units subject to the Subscription as accepted by the Company is referred to in this Subscription Agreement as the “Subject Units” and the aggregate purchase price for such Subject Units is referred to in this Agreement as the “Aggregate Purchase Price.”

The undersigned’s Subscription is irrevocable by the undersigned and may not be rescinded by the undersigned. The only conditions to Closing are set forth in Section 7 below.

3.       The Closing. At least five Business Days before the anticipated Closing Date, the Company shall deliver written notice to the undersigned (the “Closing Notice”) specifying (a) the number of Subject Units, (b) the Aggregate Purchase Price, (c) the anticipated Closing Date, and (d) the wire instructions for delivery of the Aggregate Purchase Price. No later than two Business Days after the giving of the Closing Notice, the undersigned shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subject Units to the undersigned. The undersigned shall deliver to the escrow agent for the Offering, Computershare Limited (the “Escrow Agent”), not later than 5:00 p.m. (Eastern Time) on the date that is two Business Days immediately preceding the anticipated Closing Date set forth in the Closing Notice, the Aggregate Purchase Price payable to the Company either (a) in immediately available funds via wire transfer to the account specified in the Closing Notice, or (b) by tender of shares of the Common Stock (or Class B Common Stock or Class C Common Stock) of Pubco owned of record by the undersigned having a value equal to the Aggerate Purchase Price by means of delivery of stock certificates evidencing such Pubco shares, if the shares are evidenced by one or more stock certificates, and a completed and executed stock power with respect to such Pubco shares, each, to be held in escrow by the Escrow Agent until the Closing. Within five calendar days of the Closing, the Company will issue the Subject Units to the undersigned, deliver a Class B Membership Interest Unit Certificate evidencing the undersigned’s ownership of the Subject Units, and revise its books and records to reflect the issuance of the Subject Units to the undersigned, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, state or federal securities laws, and the LLC Agreement), in the name of the undersigned. Any certificate evidencing the undersigned’s ownership of any of the Subject Units shall bear the legends as set forth in the LLC Agreement.

At or prior to the Closing, the undersigned shall deliver to the Company a duly completed and executed Signature Page to the LLC Agreement.

When delivering this Subscription Agreement duly completed, dated, and executed by the undersigned to the Company, the undersigned shall also deliver to the Company, a duly completed, dated, and executed Voting Agreement, the form of which is attached as Attachment C to this Subscription Agreement.

4.       Payment for Class B Units.

(a)       Payment of the Aggregate Purchase Price must be received by the Escrow Agent from the undersigned at or prior to the Closing. As set forth in Section 3 above, the Aggregate Purchase Price may be paid by delivery to the Escrow Agent of either (i) immediately available funds, via wire transfer to the account specified in the Closing Notice, or (ii) by tender of shares of the Common Stock (or Class B Common Stock or Class C Common Stock) of Pubco. In the event that the undersigned is tendering shares of either Class B Common Stock or Class C Common Stock of Pubco, such shares shall be deemed to represent the underlying shares of Common Stock at the applicable conversion ratio. Each share of Class B Common Stock represents the right to receive one share of Common Stock and each three shares of Class C Common Stock represents the right to receive one share of Common Stock.

(b)       In the event that the Closing is consummated but the Merger is not consummated under and pursuant to the Merger Agreement or otherwise, then the payment of any Aggregate Purchase Price will be deemed void ab initio and not to have occurred and the Escrow Agent shall return such paid Aggregate Purchase Price to the undersigned in the same form as delivered to the Escrow Agent (i.e., immediately available funds, if tendered in such form, or Pubco shares, if tendered in such form); provided, however, the Escrow Agent shall, upon written request of the Company, retain and tender to the Company 1% of such paid Aggregate Purchase Price, to pay any and all costs and fees paid by the Company or Merger Sub in connection with the formation of the Company or related to the entry into and the Company’s obligations under the Merger Agreement.

5.       Representations and Warranties of the Company. As of the Closing, the Company shall be deemed to have represented and warranted to the undersigned that:

(a)       The Company is duly formed and validly existing under the laws of Delaware, with full power and authority to conduct its intended business (i.e., to own, operate, and management Pubco) and to own its assets; and has the limited liability company power and authority to operate its intended business and to own, lease, and operate its existing and intended properties, and is duly qualified and is in good standing as a foreign limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

(b)       The Class B Units, including the Subject Units, have been duly authorized, and, when issued and paid for, will constitute the legal, valid, and binding obligations of the Company. The Class B Units, including the Subject Units, have the rights and privileges set forth in the LLC Agreement.

(c)       The Merger Agreement has been duly authorized by the Manager of the Company. Each of the Company and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, subject to, in the case of the consummation of the Merger, the adoption of the Merger Agreement by the Company as the sole stockholder of Merger Sub. The Merger Agreement has been duly executed and delivered by the Company and Merger Sub and, assuming due execution and delivery by Pubco, constitutes the legal, valid, and binding obligation of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity.

(d)       No consent of any governmental entity is required to be obtained or made by the Company or Merger Sub in connection with the execution, delivery, and performance by the Company and Merger Sub of this Agreement or the consummation by the Company and Merger Sub of the Merger Transaction contemplated by the Merger Agreement, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing with the SEC of (A) Pubco’s Proxy Statement in definitive form in accordance with the Exchange Act, and (B) such reports under the Securities and Exchange Act of 1934, as amended, as may be required in connection with this Agreement, the Merger Transaction, and the other transactions contemplated by the Merger Agreement; (iii) such consents as may be required under applicable state securities or “blue sky” laws and the securities laws of any foreign country; (v) the other governmental approvals, if any; and (vi) such other consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

6.       Representations, Warranties, and Covenants of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

(a)       General.

(i)       The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Subject Units, enter into this Agreement, and to perform all the obligations required to be performed by the undersigned hereunder or under the LLC Agreement, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(ii)       The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Subject Units as a nominee or agent or otherwise for any other person.

(iii)       The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells the Subject Units and obtain any consent, approval, or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(b)       Information Concerning the Company.

(i)       The undersigned has not been furnished any offering materials other than the documents annexed to this Agreement and has relied only on the information contained herein and therein. Further, the undersigned has reviewed the public filings of Pubco, including without limitation Pubco’s Form 10-K for the fiscal year ended June 30, 2025 (“Form 10-K”) as filed with the SEC on September 22, 2025 and available, with all other public filings of Pubco, via the SEC’s EDGAR system accessible on the SEC’s sec.gov website. In addition, the undersigned has reviewed copies of (A) a draft Preliminary Proxy Statement of Pubco with respect to the Merger Transaction, a copy of which has been attached as Attachment D to this Subscription Agreement, (B) the Company’s unaudited balance sheet at August 31, 2025 and statement of operations for the period from inception (June 26, 2025) through August 31, 2025, copies of which have been attached as Attachment E to this Subscription Agreement, and (C) pro forma financial information of the Company giving effect to the consummation of the Merger Transaction, a copy of which has been attached as Attachment F to this Subscription Agreement. The undersigned has also reviewed the Risk Factors contained in Attachment G to this Subscription Agreement (as well as the Risk Factors contained in Item 1A of the Form 10-K). In addition, the undersigned has reviewed all amendments to the Form 10-K, as well as amendments to all other public filings of Pubco (in each case, if any) made available via the EDGAR system prior to the execution and delivery of this Subscription Agreement.

(ii)       The undersigned understands that no public market now exists for the Class B Units, including the Subject Units, and that the Company has made no promises or assurances that a public market will ever exist for the Class B Units.

(iii)       The undersigned understands and accepts that the purchase of the Subject Units involves various risks, including the risks related to the business of Pubco as set forth in the Form 10-K. The undersigned represents that it is able to bear any loss associated with an investment in the Subject Units.

(iv)       The undersigned confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates as investment or tax advice or as a recommendation to purchase any of the Class B Units. It is understood that information and explanations related to the terms and conditions of the Class B Units provided in the Attachments to this Agreement, or otherwise by the Company, any of the Company’s affiliates, or Pubco shall not be considered investment or tax advice or a recommendation to purchase, any of the Class B Units, including the Subject Units, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Class B Units. The undersigned acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Class B Units for purposes of determining the undersigned’s authority to invest in the Class B Units.

(v)       The undersigned is familiar with the business and financial condition and operations of the Company and Pubco. The undersigned has had access to such information concerning the Company, the Class B Units, and Pubco as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Class B Units.

(vi)       The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(vii)       The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon the Offering at any time prior to the completion of the Offering. This Agreement shall thereafter have no force or effect and the Company shall return any previously paid subscription price, including all or any portion of the Aggregate Purchase Price, without interest thereon, to the undersigned. In addition, the Company has the right to reject all or any portion of the Subscription and, if any previously paid subscription price has been tendered to the Escrow Agent, the Company shall cause any applicable previously paid subscription price to be returned to the undersigned to the extent the Subscription is rejected in whole or part.

(viii)       The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Class B Units or made any finding or determination concerning the fairness or advisability of this investment.

(c)       Non-Reliance.

(i)       The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company as investment advice or as a recommendation to purchase the Class B Units, it being understood that information and explanations related to the terms and conditions of the Class B Units and the Merger Transaction shall not be considered investment advice or a recommendation to purchase the Class B Units.

(ii)       The undersigned confirms that neither the Company nor its affiliates have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Class B Units or (ii) made any representation to the undersigned regarding the legality of an investment in the Class B Units under applicable legal investment or similar laws or regulations. In deciding to purchase any of the Class B Units, the undersigned is not relying on the advice or recommendations of the Company, nor its affiliates, and the undersigned has made its own independent decision that the investment in the Class B Units is suitable and appropriate for the undersigned.

(d)       Status of Undersigned.

(i)       The undersigned has such knowledge, skill, and experience in business, financial, and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Class B Units. With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Class B Units and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Class B Units as an investment in light of the undersigned’s own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Class B Units and the undersigned’s authority to invest in the Class B Units.

(ii)       The undersigned agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Subject Units. The undersigned has completed the Confidential Purchaser Questionnaire contained in Attachment G to this Agreement and the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the undersigned to the Company is accurate and complete, and does not contain any misrepresentation or material omission.

(e)       Restrictions on Transfer or Sale of Class B Units.

(i)       The undersigned is acquiring the Subject Units solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Subject Units. The undersigned understands that the Class B Units, including the Subject Units, have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)       The undersigned understands that the Class B Units, including the Subject Units, are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the undersigned may dispose of the Subject Units only pursuant to an effective registration statement under the Securities Act or an exemption therefrom; and the undersigned understands that the Company has no obligation or intention to register any of the Class B Units, including the Subject Units, or to take action so as to permit sales pursuant to the Securities Act and the rules and regulations promulgated thereunder (including SEC Rule 144). Accordingly, the undersigned understands that, under SEC rules, the undersigned may dispose of the Class B Units principally only in the transaction that are exempt from registration under the Securities Act. Consequently, the undersigned acknowledges that the undersigned must bear the economic risks of the investment in the Class B Units for an indefinite period of time.

(iii)       The undersigned agrees: (A) that the undersigned will not sell, assign, pledge, give, transfer or otherwise dispose of the Subject Units or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Subject Units under the Securities Act and all applicable State Securities Laws, or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that any certificate evidencing any of the Class B Units, including the Subject Units, if any certificates are issued, will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Class B Units, including the Subject Units, except upon compliance with the foregoing restrictions.

(iv)       The undersigned acknowledges that neither the Company nor any other person offered to sell the Class B Units to the undersigned by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(v)       The undersigned is not and for so long as the undersigned holds any Class B Units (I) will not be (A) an employee benefit plan or other plan subject to Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity or other person whose assets constitute (or are deemed for purposes of ERISA or the Code to constitute) the assets of any such plan or (B) another employee benefit plan subject to U.S. federal, state or local laws, or non U.S. laws, which are substantially similar to Section 406 of ERISA or Section 4975 of the Code unless the undersigned purchase and holding of the Class B Units would not violate such substantially similar laws, or (II) is not subject to ERISA and, with respect to the undersigned’s purchase and holding of the Class B Units, is eligible for coverage under one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and the Internal Revenue Code.

(vi)       Either (I) the undersigned is not and, for so long as the undersigned holds any Class B Units, will not be, an employee benefit plan or other plan subject to Section 406 of ERISA or Section 4975 of the Code, another employee benefit plan subject to U.S. federal, state or local laws, or non-U.S. laws, which are substantially similar to Section 406 of ERISA or Section 4975 of the Code, or any entity or other person whose assets constitute (or are deemed for purposes of ERISA or the Code to constitute) the assets of any such plan or (II) the undersigned’s purchase and holding of the Class B Units will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a non-exempt violation of any such substantially similar laws.

(f)       Status of Pubco Stock, if Tendered as All or Part of the Aggregate Purchase Price. If any portion of the Aggregate Purchase Price is being paid in the form of securities of Pubco (the “Tendered Pubco Stock”), the undersigned owns beneficially (within the meaning of “beneficial owner” as defined in SEC Rule 13d-3) and of record of, and has the sole power to vote and dispose of all of the Tendered Pubco Stock, free and clear of any and all security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell, or otherwise dispose of such Tendered Pubco Stock), except as may exist by reason of this Agreement or pursuant to applicable law; and there are no outstanding options or other rights to acquire from the undersigned, or obligations of the undersigned to sell or to dispose of, any of the Tendered Pubco Stock.

7.       Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase the Subject Units and pay the Aggregate Purchase Price and of the Company to sell and issue the Subject Units are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

(a)       the representations and warranties of the Company contained in Section 5 hereof and of the undersigned contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing;

(b)       no suspension of the qualification of the Class B Units for offering or sale in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(c)        all conditions precedent to the closing of the Merger Transaction set forth in the Merger Agreement, including all necessary approval of Pubco’s stockholders and regulatory approvals, if any, shall have been satisfied or waived by the appropriate party thereto, and the closing of the Merger Transaction shall be scheduled to occur concurrently with or immediately following the Closing;

(d)        no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the Merger Transaction or the transaction contemplated by this Agreement; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(e)       Prior to or at the Closing, the undersigned shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

8.       Obligations Irrevocable. The obligations of the undersigned hereunder shall be irrevocable.

9.       Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged, or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge, or termination is sought.

10.      Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

11.      Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.      Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases, or sales of the Subject Units by the undersigned (“Proceedings”), the undersigned irrevocably submits to the jurisdiction of the federal or state courts located in Suffolk County of New York, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

13.      Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14.      Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.      Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, against written receipt therefor, or sent by registered or certified mail, return receipt requested, postage prepaid:

If to the Company, to:	Timothy R. Damadian, Manager
FONAR, LLC
265 Spagnoli Road
Melville, New York 11747

With a copy (which shall not
constitute notice) to:	Dennis C. O’Rourke, Esq.
Moritt Hock & Hamroff LLP
400 Garden City Plaza
Garden City, New York 11530

If to the undersigned, to:	At the address of the undersigned set forth in the
Signature Page to this Agreement

If to the undersigned, to: At the address of the undersigned set forth in the Signature Page to this Agreement

In either case, to such other address as a party shall have specified by notice to the other party given in accordance with this Section 15.

All notices shall be deemed given on the day of delivery, if personally delivered, or three Business Days after deposit with the U.S. Postal Service, if sent via registered or certified mail.

16.      Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

17.      Survival. All representations, warranties and covenants contained in this Agreement shall survive (a) the acceptance (in whole or part) of the Subscription by the Company, (b) the Closing, (c) changes in the transactions, documents, and instruments relating to the Merger Transaction that are not material or that are to the benefit of the undersigned, and (d) the death or disability of the undersigned, if a natural person.

18.      Notification of Changes. The undersigned shall notify the Company upon the occurrence of any event prior to the closing of the purchase of the Subject Units pursuant to this Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Agreement to be false or incorrect.

19.      Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

20.      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.

21.      Parties in Interest; Third Party Beneficiaries. Notwithstanding anything to the contrary in this Subscription Agreement (or any of the Exhibits hereto) or the Merger Agreement, each of the undersigned and the Company acknowledges and agrees that each of the Merger Sub and Pubco are hereby made a third party beneficiary of this Subscription Agreement solely for the purposes of enforcing the Company’s specific performance rights hereunder to enforce the undersigned’s compliance with its obligations under this Subscription Agreement, including the undersigned’s obligation to fund its Subscription. Except as set forth in the immediately preceding sentence, this Subscription Agreement shall inure to the benefit of and be binding solely upon the Company and the undersigned and nothing in this Subscription Agreement, express or implied, is intended to confer upon any Person, other than the Company, Merger Sub, Pubco, and the undersigned, any rights or remedies under, or by reason of, this Subscription Letter to confer upon any Person any rights or remedies against any Person other than the undersigned under or by reason of this Subscription Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned hereby subscribes to purchase that number of Class B Membership Interests of FONAR, LLC at a purchase price of $19.00 per Class B Unit, for the Aggregate Purchase Price as set forth below and has duly executed this Subscription Agreement as of the date set forth below the undersigned’s signature.

Name of Subscriber:

If Subscriber is Other than a Natural Person,
the Name and Title of the Natural Person
Executing this Subscription on Behalf of
the Subscriber are as follows -

Name:

Title:

Number of Class B Units Subscribed For:

Aggregate Purchase Price Subscribed For:

Form of Consideration:	□	Cash
	□	Shares of FONAR Corporation Common
		Stock (Number of Shares:	)
	□	Shares of FONAR Corporation Class B
Common Stock
		(Number of Shares:	)
	□	Shares of FONAR Corporation Class C
Common Stock
		(Number of Shares:	)

Subscriber’s Postal Address:

Subscriber’s Email Address:

Signature:

Date:

ACCEPTANCE PAGE

(To be completed by the Company)

SUBSCRIPTION AND SUBSCRIPTION AGREEMENT ACCEPTED AND AGREED TO:

Aggregate number of Class B Units for which the Subscription is accepted:	$

Aggregate Purchase Price for which the Subscription is accepted:	$

FONAR, LLC

By:
Name:
Title:

	Dated:	, 2025

ATTACHMENT A

Form of Merger Agreement

ATTACHMENT B

Form of LLC Agreement

ATTACHMENT C

Form of Voting Agreement

ATTACHMENT D

Draft Preliminary Proxy Statement

ATTACHMENT E

Company’s Balance Sheet and Statement of Operations

ATTACHMENT F

Pro Forma Financial Information

ATTACHMENT G

Risk Factors

Investors have no right to withdraw or redeem their investment from the Company. Investors have no right to demand a return of their investment for any reason, although the Manager may entertain requests for redemption of Class B Units on a case-by-case basis, but any approvals of such requests will be in the complete discretion of the Manager, including the Manager’s determination of establishing appropriate reserves.

The Company is newly formed, has no operations and will be dependent upon the operations of Pubco. The Company was only recently formed to serve as a vehicle to acquire the outstanding securities of Pubco. The Company does not intend to have any operations or generate any revenue from any sources other than the operations of Pubco. Therefore, investors in Class B Units will be completely dependent upon the operations and financial performance of Pubco to obtain any return on their investment.

Investors will have no control over the operations of the Company. The holders of Class B Units are not entitled to take part in the management or control of the Company’s business or the business of Pubco, including the operations of Pubco following consummation of the Merger Transaction, which will be the sole responsibility of the Manager. The Manager would have virtually unlimited latitude in making decisions for the Company and Pubco. Holders of Class B Units will have very limited authority or power with respect to any matter involving the Company and no authority over the operations of Pubco. The holders of Class B Units will have very limited voting rights, except where the LLC Agreement or applicable law specifically requires voting power be given to holders of Class B Units. Even where holders of Class B Units are given voting rights, in most cases, holders of Class B Units will collectively hold 38% of the voting power on such matters and the holders of Class A Units, affiliates of Timothy R. Damadian, the Manager, will collectively hold 62% of the voting power.

The ability of the Company to make distributions to the Class B Members could vary and would depend upon the results of operations of Pubco. The Company will assume substantial debt in connection with the consummation of the Merger Transaction, including debt to OceanFirst Bank, N.A. (“OFB”) totaling approximately $35 million and private debt to individual holders of Subordinated Secured 7% Promissory Notes in the aggregate principal amount of approximately $10 million (collectively with any additional debt or substitutions and refinancings, the “Merger Debt”). The Company’s obligations under the Merger Debt gives priority in payment to the Merger Debt over the holders of equity in the Company, including distributions to the holders of Class B Units. Further, unless the Company establishes and maintains required reserves, and is otherwise in compliance with the debt service requirements and other covenants under the terms of the loan agreements with OFB, the Company will not be able to distribute funds to its members, including the holders of Class B Units. Accordingly, given the fact that the Company’s sole source of income shall be from Pubco, the ability of the Company to make distributions to the holders of Class B Units depends on Pubco’s positive cash flow from operations sufficient to, first, make timely payment of all of the Company’s obligations required by the terms of the Merger Debt, and, second, establish appropriate reserves, and, thereafter, make such distributions. In the event the Manager determines the Company does not have sufficient funds to distribute to the Class B Members, no distributions will be made to the holders of Class B Units. The Company cannot assure Investors that it would have adequate cash flow from Pubco’s operations to cover expenses, including obligations under the Merger Debt, and also be in a position to make distributions to the Class B Unitholders.

Following the consummation of the Merger Transaction, the Company sole business shall be that of owning and managing Pubco and the lack of diversification makes the Company totally dependent on a single investment. The Company’s business plan is to manage and grow the business of Pubco following the consummation of the Merger Transaction, and has no plans to diversify into other businesses. The lack of diversity increases the risks to the Company relating to any downturn in Pubco’s business or the industries in which Pubco operates. The failure of Pubco to generate sufficient profits will likely have an adverse effect on the Company.

The Company is responsible for the indemnification of the Manager. The LLC Agreement provides for the indemnification of the Manager under certain circumstances against costs and expenses incurred by the Manager, or individuals affiliated with the Manager, in litigation to which they become a party arising from their association with or activities on behalf of the Company. This indemnification policy could result in substantial expenditures, which the Company may be unable to recoup. No assurance can be given that such insurance can be obtained at rates favorable to the Company, if at all, or that, if insurance is obtained, the insurance coverage will be adequate to satisfy any and all claims for indemnification that are made.

The Company’s debt level may have a negative impact on its ability to make distributions to Investors and to adequately implement a growth strategy. The Company will incur indebtedness, including the Merger Debt, in connection with the consummation of the Merger Transaction. In addition, subject to the terms of the Merger Debt, especially the bank loan being made by OFB, Pubco may incur indebtedness in the future in connection with future acquisitions, development, and operating activities. The Company’s and Pubco’s use of debt financing create risks, including but not limited to:

●	that Pubco’s cash flow would be insufficient to make required payments of principal and interest on the Merger Debt, or other debt of the Company or Pubco;

●	that the Company would be unable to refinance some, or all, of its indebtedness, including the Merger Debt, or that any refinancing would not be on terms that are favorable to the Company;

●	that required debt payments are not reduced if the economic performance of any property declines;

●	that debt service obligations would reduce funds available to distributions to the holders of Class B Units and funds available for future acquisitions by Pubco; and

●	that any default of the Company’s indebtedness could result in acceleration of those obligations and possible loss of the Company’s ownership of Pubco.

Economic and regulatory changes that impact the industries in which Pubco operates may cause the Company’s operating results to suffer. The Company’s operating results would be subject to risks generally incident to the businesses operating in the medical imaging manufacture, support, and office management fields, including but not limited to:

●	Changes in general or local economic conditions where Pubco operates;

●	Changes in the supply of, or the demand for, similar or competing machines and medical office support businesses;

●	Changes in applicable interest rates;

●	Changes in tax, real estate, environmental, and/or zoning laws;

●	Changes in laws and regulations involving the manufacture of medical imaging devices and/or administration and support of medical offices; and

●	Periods of high interest rates and limited supply of capital.

These and other reasons may prevent the Company from being profitable or from realizing growth, factors that could adversely affect the Company’s ability to satisfy its obligations and thereafter make distributions to the Class B Unitholders.

The Subscription Price of the Class B Units, terms of the Class B Units, and terms of the Offering were arbitrarily determined and may not reflect the actual value of the Company. The Subscription Price for the Class B Units and other terms of the Offering (including the value of the merger consideration payable in connection with the consummation of the Merger Transaction which formed the basis of the values of Pubco’s Common Stock, Class B Common Stock, Class C Common Stock, and Class A Preferred Stock being tendered to purchase Class B Units in the Offering) were determined by the Manager, in the Manager’s sole discretion. In determining the Subscription Price of the Class B Units and terms of the Offering, the Manager considered such matters as the trading prices of Pubco’s Common Stock for certain historical periods, and estimates of the Company’s business potential, the development of Pubco’s business, and the general condition of the industries in which Pubco operates. The terms of the Offering, along with the Subscription Price of the Class B Units, do not necessarily bear any relationship to the objective criteria of value applicable to the Company. Accordingly, the terms of the Offering, along with the Subscription Price for the Class B Units, should not be viewed as an indication of the future value of the Company, nor the Class B Units or any other securities of the Company.

Investors will have limited ability to transfer their equity interests in the Company. The Offering is being made pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Act. The Class B Units have not been registered under the Securities Act or the securities laws of the various states. Subject to the limited right of transferability as described in the LLC Agreement, Class B Units may not be resold unless the sale is made under an effective registration statement under the Securities Act and such state laws or exemptions from such registration requirements as are available. The Company has no plans to become a public reporting company or to establish a trading market for its securities. As a result, each investor in the Class B Units must bear the economic risk of an investment in the Company for an indefinite period of time.

The Company is dependent upon the Manager for his services and any interruption in his ability to provide his services could cause an adverse effect upon the Company us to cease operations; the Company is also dependent on others. The loss of the services of the Manager, Timothy R. Damadian, who also serves as President and Chief Executive Officer of Pubco, could have a material adverse effect on us. Neither the Company nor Pubco currently maintains any key man life insurance on Mr. Damadian. The loss of Mr. Damadian’s services could adversely affect the Company’s results of operations as he is a key member of Pubco’s management. The Company’s future success will also depend on Pubco’s ability to attract, retain, and motivate other highly skilled employees. Competition for personnel in the industries in which Pubco operates is intense. The Company may not be able to retain key employees or attract, assimilate, or retain other highly qualified employees in the future. If Pubco does not succeed in attracting new personnel or retaining and motivating current personnel, the Company’s business will be adversely affected.

There is currently no market for the Class B Units, and the Company does not expect that a market will develop making an investment in the Class B Units illiquid. The lack of a market may impair the ability to sell any Cass B Units at the time a holder may wish to sell them or at a price considered to be reasonable. In addition, the LLC Agreement limits the ability of any holder of Class B Units to dispose of them at any time.

The Manager and his affiliates may significantly influence matters to be voted on and their interests may differ from, or be adverse to, the interests of holders of Class B Units. The Manager and certain of his affiliates will own all of the Class A Units of the Company. Under the LLC Agreement, the holders of Class A Units collectively control 62% of the voting power of all voting securities of the Company and the holders of Class B Units collectively control 38% of the voting power of all voting securities of the Company. In addition, the Class B Units only vote on certain matters relating to the Company as set forth in the LLC Agreement. Accordingly, the Manager and certain of his affiliates possess significant influence over the Company on matters submitted to the Company’s members for approval. This amount of control gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of the other members of the Company. The interest of the Manager and his affiliates may differ from the interests of the Company’s other members and could, subject to certain fiduciary duties, result in corporate decisions that are adverse to other members.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the Offering, nor does the SEC pass upon the accuracy or completeness of any offering document or literature. Neither the Offering nor the Class B Units have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company. No governmental agency has reviewed or passed upon the Offering, the Company, or any securities of the Company, including the Class B Units. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of the Offering on their own or in conjunction with their personal advisors.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH IN THIS MEMORANDUM, THE PURCHASE OF CLASS B UNITS BEING OFFERED PURSUANT TO THE OFFERING INVOLVES A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE COMPANY SHOULD BE AWARE OF THESE FACTORS. THE INTERESTS SHOULD BE PURCHASED ONLY BY THOSE PERSONS AND ENTITIES WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO NEED FOR A RETURN ON THEIR INVESTMENT.

ATTACHMENT H

FONAR, LLC

A Delaware limited liability company

Private Placement of Class B Membership Interest Units

Confidential Purchaser Questionnaire

FONAR, LLC

265 Spagnoli Road

Melville, New York 11747

Ladies and Gentlemen:

The information contained herein is furnished to FONAR, LLC, a Delaware limited liability company (the “Company”), in order to assist the Company in determining whether the undersigned’s Subscription to purchase Class B Membership Interest Units (the “Class B Units”) of the Company can be accepted by the Company in light of the requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D under the Securities Act (“Reg. D.”), and an exemption contained in the securities laws of certain states. The undersigned prospective subscriber (“Subscriber”) understands that the information is needed in order for the Company to evaluate the satisfaction of various suitability requirements, including the requirement that the Company must have reasonable grounds to believe that Subscriber is an “Accredited Investor,” as defined in Rule 501 of Reg. D. (which in the case of a partnership Subscriber formed for the purpose of investing in the Class B Units requires each partner to be an Accredited Subscriber), and that Subscriber has knowledge and experience in financial and business affairs such that Subscriber is capable of evaluating the merits and risks of the proposed investment. Subscriber understands that (a) the Company will rely on the information contained herein for purposes of such determination, (b) the Class B Units distributed in connection therewith will not be registered under the Securities Act in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, (c) the Class B Units will not be registered under the securities laws of any state in reliance upon a similar exemption, and (d) this Questionnaire is not an offer of the Class B Units or any other securities.

Subscriber understands that, although this Questionnaire and the responses provided herein will be kept confidential, the Company may need to present it to such parties as the Company deems advisable or required in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished:

(Please answer all questions. If the answer to any question is “None” or “Not Applicable,” please so state. Each partner of an investing partnership formed for the purpose of investing in the Class B Units must submit a completed Questionnaire.)

1. General Information.

Name of Prospective Subscriber: _________________________________

State of Domicile: __________________________________

Maximum Amount of Potential Investment: $ ___________________________

Type of Prospective Subscriber. Subscriber is:

☐ An individual

☐ A corporation

☐ A partnership or limited liability company

☐ A trust

☐ Other

Address. The address of Subscriber is: ___________________________

_______________________________________________

_______________________________________________

Contact Information. The contact information of Subscriber is:

Address:________________________________________

_______________________________________________

_______________________________________________

Telephone:___________________________________

Email:______________________________________

Facsimile:___________________________________

Contact Person (if Subscriber is an entity):________________

Tax I.D. Number. The social security number or federal tax identification number (Employer Identification Number) of Subscriber is:____________________________

Individuals. If Subscriber is an individual:

Name of Employer: ____________________________________

Position: ___________________________________________

Entities. If Subscriber is an entity:

Nature of business: _________________________________

Date of inception of business: _________________________

Was Subscriber formed for the specific purpose of acquiring the Class B Units?

☐ Yes ☐ No

2. Representations as to Accredited Subscriber Status. Subscriber has read the definition of “Accredited Investor” from Rule 501 of Regulation D as set forth in Exhibit A, and certifies that either (check one):

A. ☐ Subscriber is an “Accredited Subscriber” for one or more of the following reasons:

☐ (a) Subscriber is an individual (not a partnership, corporation, etc.) whose individual net worth (excess of total assets at fair market value, including homes (but excluding the value of the primary residence of such individual), automobiles and personal property, over total liabilities (but excluding the amount of indebtedness secured by the individual’s primary residence up to its fair market value, and including the amount of any such indebtedness in excess of such fair market value)), or joint net worth with his or her spouse, presently exceeds $1,000,000;

☐ (b) Subscriber is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year;

☐ (c) Subscriber is a director or executive officer (e.g., President or any vice president in charge of a principal business unit, division or function such as sales, administration or finance) of the Company;

☐ (d) Subscriber is a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Class B Units and with total assets in excess of $5,000,000;

______________________________________________

______________________________________________

(describe entity)

☐ (e) Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Class B Units, whose purchase would be directed by a “sophisticated person” as described in Rule 506(b)(2)(ii);

☐ (f) Subscriber is a revocable trust which may be amended or revoked by the grantors, and all of the grantors satisfy the conditions of clauses (a), (b) or (c) above and have completed copies of this Questionnaire, which copies are delivered to the Company herewith;

☐ (g) Subscriber is an entity all the equity owners of which are “Accredited Investors” within one or more of the above categories. If relying upon this category alone, each equity owner must complete a separate copy of this Questionnaire;

______________________________________________

______________________________________________

(describe entity)

☐ (h) A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)       With assets under management in excess of $5,000,000,

(ii)       That is not formed for the specific purpose of acquiring the securities offered, and

(iii)       Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐ (i) A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (a)(12) of the definition of “accredited investor” set forth in Rule 501(a) promulgated under the Securities Act of 1933, as amended, and whose prospective investment in the Company is directed by such family office pursuant to paragraph (a)(12)(iii) of said definition.

B. ☐ Subscriber is not an “Accredited Subscriber.”

3. Individual Representations as to Sophistication. The information requested in this Section 3 must be provided by each prospective subscriber that is an individual, each individual shareholder of a prospective Subscriber that is a corporation, each individual partner or member of a prospective subscriber that is a partnership or limited liability company, each individual grantor of a prospective Subscriber that is a revocable trust and each sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act that will direct the investment by a prospective subscriber that is an irrevocable trust (attach additional sheets if necessary):

A. General Information.

State where registered to vote: __________________________

Date of Birth: ________________________________________

Country of citizenship, if

other than the United States: ____________________________

B. Business Experience.

Current occupation (if retired, please described your last occupation):

Employer: ___________________________________________

Nature of Business: ____________________________________

Position and/or duties: __________________________________

Length of Employment: _________________________________

If current employment is less than five years, please complete the following chart on Subscriber’s employment history for the past five years:

Employer and Title	Primary Duties	From	To

Please list all professional qualifications that Subscriber has held or currently hold, including bar admissions, accounting certificates, brokerage licenses and other professional licenses or certificates:

Professional Qualifications	Year Received	Still Effective

		Yes ☐	No ☐

		Yes ☐	No ☐

		Yes ☐	No ☐

C. Education.

Please state Subscriber’s education and degrees earned:

Degree	School	Year

D. Financial Advisors.

Please provide the name of your financial advisor(s), if any, who assists Subscriber with Subscriber’s investment decisions (e.g., accountant, investment advisor, etc.) and the period of time for which you have used the advisor(s):

Name and Title	Company or Firm Name	From	To

E. Affiliation.

If Subscriber has any pre-existing personal or business relationship with the Company or any of its officers or directors or any other prospective investor, please identify and describe the nature and duration of such relationship:

______________________________________________________________

______________________________________________________________

______________________________________________________________

F. Net Worth and Income.

Please indicate Subscriber’s net worth (excess of total assets at fair market value, including homes (but excluding the value of Subscriber’s primary residence), automobiles and personal property, over total liabilities (but excluding the amount of indebtedness secured by Subscriber’s primary residence up to its fair market value, and including the amount of any such indebtedness in excess of such fair market value)), together with Subscriber’s spouse, if applicable:

$________________________

Please indicate Subscriber’s income (including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of your spouse and any unrealized capital appreciation) or reasonably expected income for the years ended or ending December 31:

2023: $________ 2024: $________ 2025: $________

Please indicate Subscriber’s income together with Subscriber’s spouse (including foreign income, tax exempt income and full amount of capital gains and losses but excluding any unrealized capital appreciation) or reasonably expected income for the years ended or ending December 31:

2023: $________ 2024: $________ 2025: $________

G. Investment Experience.

Indicate how often Subscriber invests in :

Restricted Securities (securities for which no market exists)

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

Marketable Securities

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

Government Securities

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

Commodities

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

Venture Capital Funds (limited partnerships or limited liability companies)

Often ☐ Occasionally ☐ Seldom ☐ Never ☐

Please list Subscriber’s most recent investments in restricted securities (securities for which no market exists):

Type of Investment	When Purchased	Amount of Investment
$
$
$
$

Does Subscriber have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Class B Units?

☐ Yes ☐ No

Does Subscriber, either alone by reason of Subscriber’s business or financial experience or together with Subscriber’s professional advisor(s), have the capacity to protect Subscriber’s own interests in connection with a purchase of the Class B Units?

☐ Yes ☐ No

Is Subscriber (or the beneficiary of the trust for which you are the fiduciary) able to bear the economic risk of the investment, including a complete loss of the investment?

☐ Yes ☐ No

Would Subscriber’s purchase of the Class B Units be for investment?

☐ Yes ☐ No

If not, please state the reason for which Subscriber would purchase the Class B Units:

______________________________________________________________

______________________________________________________________

______________________________________________________________

4. Entity Representations as to Sophistication. The information requested in this Section 4 must be provided by each prospective Subscriber that is a corporation, partnership, limited liability company or trust (attach additional sheets if necessary):

A. Total Assets.

Please indicate the current value of the total assets of the entity:

$____________________________

B. Business.

Please describe the nature of the business conducted by the entity:

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

Please indicate the date that such business was commenced:

____________________________

C. Investment Experience.

Please provide information detailing the business, financial and investment experience of the entity and the investment managers (persons who make investment decisions) of such entity:

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

By signing below, Subscriber hereby acknowledges that the answers, representations, and information, set forth in this Questionnaire are accurate and complete in all respects, and undertakes to immediately notify the Company in writing regarding any material change in the information set forth herein prior to the date and time that Subscriber purchases any Class B Units. Subscriber understands that the Company and its legal counsel will rely on the accuracy and completeness of these representations for the purpose of determining Subscriber’s suitability as an investor under applicable securities laws, and that a false representation may constitute a violation of law and that any person who suffers damage as a result of a false representation may have a claim against me for damages.

Dated:

Authorized Signature

Print Name

Print Title (if applicable)

Exhibit A

Rule 501 Definition Of Accredited Investor

Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)       Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)       Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3)       Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)       Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)       Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000;

(i)       Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A)       The person’s primary residence shall not be included as an asset;

(B)       Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C)       Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii)       Paragraph (a)(5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A)       Such right was held by the person on July 20, 2010;

(B)       The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C)       The person held securities of the same issuer, other than such right, on July 20, 2010.

Note 1 to paragraph (a)(5): For the purposes of calculating joint net worth in this paragraph (a)(5): Joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard of this paragraph (a)(5) does not require that the securities be purchased jointly.

(6)       Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)       Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii);

(8)       Any entity in which all of the equity owners are accredited investors;

Note 1 to paragraph (a)(8): It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this paragraph (a)(8). If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this paragraph (a)(8) may be available.

(9)       Any entity, of a type not listed in paragraph (a)(1), (2), (3), (7), or (8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

Note 1 to paragraph (a)(9): For the purposes this paragraph (a)(9), “investments” is defined in rule 2a51-1(b) under the Investment Company Act of 1940 (17 CFR 270.2a51-1(b)).

(10)       Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph (a)(10), the Commission will consider, among others, the following attributes:

(i)       The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)       The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii)       Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)       An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

Note 1 to paragraph (a)(10): The Commission will designate professional certifications or designations or credentials for purposes of this paragraph (a)(10), by order, after notice and an opportunity for public comment. The professional certifications or designations or credentials currently recognized by the Commission as satisfying the above criteria will be posted on the Commission’s website.

(11)       Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

(12)       Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)       With assets under management in excess of $5,000,000,

(ii)       That is not formed for the specific purpose of acquiring the securities offered, and

(iii)       Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(13)       Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).

COVER SHEET WITH SUBSCRIPTION INSTRUCTIONS

Enclosed herewith are the documents necessary to subscribe for Class B Membership Interest Units (the “Class B Units”) of FONAR LLC, a limited liability company organized under the laws of Delaware (the “Company”). Set forth herein are instructions for the execution of the enclosed documents.

A.        Instructions.

Each person considering subscribing for Class B Units should review the following instructions:

●	Agreement: One copy of each of the Class B Membership Interest Units Subscription Agreement (the “Subscription Agreement”), Voting Agreement (Attachment C), and Purchaser Questionnaire (Attachment G), must be completed, executed, and delivered to the Company at the address set forth below.

●	Payment: Payment of the Aggregate Purchase Price for the Class B Units must be made by tender of either:

●	Delivery at or prior to the Closing of one or more stock certificates representing shares of the capital stock of FONAR Corporation equal in value to the Aggregate Purchase Price ($19.00 per share of Common Stock, $19.00 per share of Class B Common Stock, or $6.34 per share of Class C Common Stock), together with a duly executed stock power with respect to such shares; or

●	Delivery at or prior to the Closing (as defined in Section 3 of the Agreement) of immediately available funds to the bank account of Escrow Agent in accordance with the Wire Instructions below.

●	Acceptance or Rejection of Subscription: The Company shall have the right to accept or reject a Subscription, in whole or in part. If the Subscriber’s subscription is accepted, in whole or in part, the Company will complete and execute the Acceptance Page to both copies of the Subscription Agreement and return one copy to Subscriber for Subscriber’s records.

B.      Company Address:

          265 Spagnoli Road

          Melville, New York 11747